UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2021

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 La Grange Parkway, Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CFFI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange of 1934 (§240.12b-2 of this chapter).

Emer
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.02Termination of a Material Definitive Agreement

On November 1, 2021, C&F Finance Company (C&F Finance), the wholly-owned consumer finance subsidiary of C&F Financial Corporation (the Corporation), terminated the Amended and Restated Loan and Security Agreement by and between Wells Fargo Preferred Capital, Inc., various financial institutions and C&F Finance dated as of August 28, 2008 (as amended by Amendment No. 1 thereto dated as of August 6, 2010, Amendment No. 2 thereto dated as of November 8, 2012, Amendment No. 3 thereto dated as of March 7, 2014,  Amendment No. 4 thereto dated as of November 6, 2015, Amendment No. 5 thereto dated as of November 7, 2016, Amendment No. 6 thereto dated as of August 8, 2017, Amendment No. 7 thereto dated as of March 8, 2018, Amendment No. 8 thereto dated as of May 8, 2019, and Amendment No. 9 thereto dated as of May 13, 2020) (the Wells Fargo Agreement).

The Wells Fargo Agreement provided a line of credit to C&F Finance with a maximum principal amount of $50 million secured by substantially all of C&F Finance’s consumer finance loans and was to mature on February 28, 2022. Based on its available sources of liquidity, the Corporation determined that the line of credit provided by the Wells Fargo Agreement was not expected to be utilized during its remaining term. As such, C&F Finance voluntarily terminated the Wells Fargo Agreement on November 1, 2021. No early termination penalties were incurred by C&F Finance.

Item 9.01Financial Statements and Exhibits

(d)Exhibits

10.1 Termination Agreement dated as of November 1, 2021 by and among C&F Finance Company and Wells Fargo Bank, N.A.

104 Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
(Registrant)

Date:	November 5, 2021	By:	/s/ Jason E. Long
Jason E. Long
Chief Financial Officer and Secretary

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